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Exhibit 99.3

Operator:

        Good morning. My name is    and I will be your conference facilitator.

        All lines have been placed on mute to prevent any background noise. After the speakers' remarks there will be a question and answer period. To ask a question, press star then the number 1 on your telephone keypad. If you would like to withdraw your question, press star then the number 2.

        Ms. Lyall, please go ahead.

Renee Lyall:

        Thank you operator. Good morning, everyone. I'm Renee Lyall, McDATA's Senior Director of Investor Relations. With me on the call today are John Kelley, McDATA's Chairman, President and Chief Executive Officer; Ernest Sampias, McDATA's Chief Financial Officer; and Tom Hudson, CNT's Chairman, President and Chief Executive Officer.

        A press release announcing our definitive agreement to acquire CNT was distributed today at 7:30 am Eastern Time over Business Wire and FirstCall. The press release is available on our website at www.mcdata.com and on CNT's website at www.cnt.com. This conference call is being recorded and a telephone replay will be available today beginning at approximately 12 Noon Eastern Time through the end of day Friday, January 21. To access the telephone replay, dial (706) 645-9291, and the passcode 347124.

        The conference call today is being webcast live via the internet at www.mcdata.com and will be archived on our website for 90 days. The conference call is also being webcast live on www.cnt.com.

        Since this conference call will be available for replay on our Web site, the Securities and Exchange Commission requires the following information to be provided. So please bear with us for a minute as we provide the following information.

        It is expected that McDATA will file a Registration Statement on SEC Form S-4 and McDATA and CNT will file a Joint Proxy Statement/Prospectus with the SEC in connection with the Merger. Once cleared by the SEC, we will mail the Joint Proxy Statement/Prospectus to stockholders of both companies. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. The Registration Statement and Joint Proxy Statement/Prospectus will contain important information about McDATA, CNT, the Merger, the persons soliciting proxies relating to the Merger, their interests in the transaction and related matters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the SEC at <http://www.sec.gov>. Free copies of the Joint Proxy Statement/Prospectus and these other documents, when completed, may also be obtained from McDATA by directing a request by mail to McDATA Corporation at 380 Interlocken Crescent, Broomfield, CO 80021, telephone (720) 558-4629, or from CNT by directing a request by mail to CNT at 6000 Nathan Lane North, Minneapolis, Minnesota 55442, telephone (763) 268-6130.

        In addition to the Registration Statement and the Joint Proxy Statement/Prospectus, McDATA and CNT file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by McDATA and CNT at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. McDATA's and CNT's filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at <http://www.sec.gov>.

        McDATA, CNT, directors and certain executive officers of McDATA and CNT may be considered participants in the solicitation of proxies in connection with the Merger. Certain directors and executive officers may have direct or indirect interests in the Merger due to securities holdings of McDATA and CNT, consulting arrangements, service as directors and officers and rights to severance payments following the Merger. In addition, certain directors and officers, after the Merger, will be indemnified by McDATA and will benefit from insurance coverage for liabilities that may arise from their services as directors and officers of CNT prior to the Merger. Additional information regarding the participants in the solicitation will be contained in the Joint Proxy Statement/Prospectus to be filed by McDATA and CNT with the SEC.

        Lastly, before we begin, let me remind you that during the course of this conference call we will provide information that contains forward-looking statements, including forecasts of growth, future revenue, benefits of the proposed merger, and expectations that the merger will be accretive to McDATA's results and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this presentation. Such risk factors include, among others: difficulties encountered in integrating merged businesses; uncertainties as to the timing of the merger; approval of the transaction by the stockholders of the companies; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals; whether certain revenues grow as anticipated; the competitive environment in the storage networking industry and competitive responses to the proposed merger; and whether the companies can successfully develop new products and the degree to which these gain market acceptance.

        Actual results may differ materially from those contained in the forward-looking statements in this presentation. Additional information concerning these and other risk factors is contained in the Risk Factors sections of McDATA's and CNT's most recently filed Forms 10-K and 10-Q. McDATA and CNT undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after this announcement.

        At this time, I will turn the call over to John Kelley.

John Kelley:

        Thank you and good morning everyone. We are very excited to announce a definitive agreement to acquire CNT, a leader in the WAN extension/networking space providing storage area networking products, software, services and solutions. The transaction is currently valued at $235 million in equity and net debt.

        This transaction is a transformational event for both companies. Through the combination of McDATA and CNT we will create a new leadership position in enterprise storage networking, encompassing world-class products, services and software. Demand for enhanced productivity, business continuity and regulatory compliance continues to grow and our customers are increasingly looking for better ways to design, deploy and manage their data against these market dynamics. We believe this combination of complementary businesses will provide customers with the long-term confidence that their strategic requirements for a storage-networking infrastructure will be met.

        Today's storage environment is moving towards a tiered network infrastructure and the opportunity to deliver a more comprehensive, proven storage networking solution to a more geographically diverse enterprise customer base is compelling. We believe the addition of CNT's offerings to those of McDATA positions us well to capitalize on these industry trends.

        The acquisition will combine the products, talent and expertise of two respected names in storage networking. It also will dramatically accelerate our Global Enterprise Data Center initiative to deploy a broadened tiered network infrastructure. The ultimate goal is to allow customers access to the information they need, anytime from anywhere in the world.

        Upon consummation of the deal, we will have a global customer base that can rely on us as a trusted provider of comprehensive, world class enterprise products across the SAN, MAN and WAN in every stage of the planning and implementation of their tiered storage infrastructure. And, as a combined forecasted $800 million entity with a presence in data centers around the world, we believe we will be able to offer customers global access to technologies, products and solutions built on generations of data center experience in ultra-high availability SAN switching products, channel extension products and services, wide area products, and secure data movement over distance.

        Now, let me provide you with a few more specifics regarding the benefits we expect to realize as a combined company. The Global Enterprise Data Center offers customers a complete solution for secure, transparent access to business information anytime, anywhere. With CNT's distance expertise, we accelerate the go to market potential for our Global Enterprise Data Center strategy, especially in Europe where CNT has significant presence, expanding our long-term growth and profitability potential. Our shared vision for, and expertise in networking infrastructure, will help ensure that we can address customer requirements more fully and capture opportunities to expand our sales and generate synergies.

        This transaction will provide MCDATA's partners with an enhanced product and solutions portfolio that will greatly assist them in meeting their customers' needs more efficiently and effectively going forward. The bottom line—more opportunity for us means more opportunity for our partners.

        I also would like to emphasize that the two companies fit well culturally. Both of our companies share an unwavering commitment to customer needs, placing high emphasis on services and engineering. We are pleased and excited about the opportunity to bring the talents of both companies together to build a stronger organization for our customers, shareholders and partners.

        An integration office has been formed with the task of planning a combined roadmap that best supports McDATA's Global Enterprise Data Center initiative and meets customer and partner needs.

        As we work to complete the transaction, we expect that all of McDATA's and CNT's existing customers and partners will continue to receive the high-quality products and services they have come to expect from us. CNT's CEO, Tom Hudson, and another CNT Board member (yet to be identified) will join McDATA's Board of Directors at the closing of the transaction.

        Let me now turn the call over to Tom Hudson for some remarks.

Tom Hudson:

        Thank you, John. My comments will be relatively brief because I echo what John has said and think he has done an excellent job summarizing the strategic value of this combination. This is a great development for all of our constituencies.

        For CNT's stockholders, they will have ownership in a company poised to generate solid long-term returns through its leading position in the growing global storage networking industry. We also believe our OEMs, partners and customers will benefit through the combined company's robust storage networking solutions to address their customer needs more rapidly and efficiently. And employees of the combined company will be part of a larger organization with a stronger leadership position in a growing global industry.

        We have always admired McDATA, its leadership team and its culture and we are extremely pleased to join the McDATA family.

        Now I'll turn it over to Ernie Sampias, McDATA's CFO, who will review the transaction terms with you.

Ernie Sampias

        Thanks, Tom. The transaction represents a total consideration of approximately $235 million in equity and debt based on CNT's net debt as of October 31, 2004. Under the terms of the agreement, CNT shareholders will receive 1.3 shares of McDATA Class A common stock for each share of CNT common stock they hold. Additionally, McDATA will assume approximately $124 million in convertible debt from CNT. McDATA expects to issue approximately 40 million shares of Class A stock to CNT shareholders. The transaction is expected to qualify as a tax-free exchange.

        Upon closing, which is expected to occur in the second quarter of fiscal 2005, McDATA and CNT shareholders will own approximately 76 percent and 24 percent, respectively, of the combined company.

        The deal requires the approval of McDATA and CNT stockholders, clearance under the Hart-Scott-Rodino Antitrust Improvement Act and other customary conditions to closing.

        Estimated synergies from the merger are expected to result in operating income improvement in the range of $25 million-$35 million annually, beginning in the first full fiscal year after closing the transaction. McDATA anticipates the combined entity to achieve McDATA's previously stated standalone non-GAAP operating margin target of 10% by fiscal fourth quarter 2005. We believe the transaction will be accretive to non-GAAP earnings per share in fiscal 2005, assuming the deal closes in the second quarter of fiscal 2005. One-time cash costs associated with the transaction are expected to be in the range of $40 million-$50 million.

        Realization of the expected synergies between the two companies in fiscal 2005 is expected to result in an increase to McDATA's annual per share earnings on a non-GAAP basis. This excludes the net effects of any one-time charges related to this transaction as well as the net effect of amortization for intangible assets; amortization of deferred compensation; and tax valuation allowances. These expenses, which will increase as a result of the transaction, will be included in McDATA's per share earnings on a GAAP basis.

        I'll now turn the call back to John for concluding remarks.

Conclusion—John Kelley:

        Thanks, Ernie. Before I open the call up for Q&A, let me just reiterate how excited we all are about this combination. In summary:

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  Now is the right time to address intensifying customer demands for a comprehensive provider of "best-in-class" enterprise storage networking products, services and software that enable our Global Enterprise Data Center initiative.

  •
  The addition of CNT enables McDATA's growth initiatives and expands our market opportunities, as CNT provides McDATA with the key elements needed to offer customers and partners a more complete solution for secure, transparent access to their information anytime, anywhere.

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  CNT enhances our competitive posture within the enterprise storage industry, provides improving efficiencies in our operating model and, most importantly, positions us to be a long-term viable supplier to our customers' demands.

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  Finally, through the accretive nature of the deal, the combined company expands our available market and profitability potential.

        And with that, we would like to take your questions.

John Kelley [At Close of Q&A]

        Thank you all once again for joining us on the call today. We look forward to keeping you well informed about our progress in completing our acquisition of CNT.

        ADDITIONAL INFORMATION AND WHERE TO FIND IT: It is expected that McDATA will file a Registration Statement on SEC Form S-4 and McDATA and CNT will file a Joint Proxy Statement/Prospectus with the SEC in connection with the Merger, and that McDATA and CNT will mail a Joint Proxy Statement/Prospectus to stockholders of McDATA and shareholders of CNT containing information about the Merger. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. The Registration Statement and Joint Proxy Statement/Prospectus will contain important information about McDATA, CNT, the Merger, the persons soliciting proxies relating to the Merger, their interests in the transaction and related maters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the SEC at <http://www.sec.gov>. Free copies of the Joint Proxy Statement/Prospectus and these other documents, when completed, may also be obtained from McDATA by directing a request by mail to McDATA Corporation at 380 Interlocken Crescent, Broomfield, CO 80021, telephone (720) 558-4629, or from CNT by directing a request by mail to CNT at 6000 Nathan Lane North, Plymouth Minnesota 55442, telephone (763) 268-6130.

        In addition to the Registration Statement and the Joint Proxy Statement/Prospectus, McDATA and CNT file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by McDATA and CNT at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. McDATA's and CNT's filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at <http://www.sec.gov>.

        McDATA, CNT, directors and certain executive officers of McDATA and CNT may be considered participants in the solicitation of proxies in connection with the Merger. Certain directors and executive officers may have direct or indirect interests in the Merger due to securities holdings of McDATA and CNT, and consulting arrangements, service as directors and officers and rights to severance payments following the Merger. In addition, certain directors and officers, after the Merger, will be indemnified by McDATA and will benefit from insurance coverage for liabilities that may arise from their services as directors and officers of CNT prior to the Merger. Additional information regarding the participants in the solicitation will be contained in the Joint Proxy Statement/Prospectus to be filed by McDATA and CNT with the SEC.

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  Exhibit 99.3